Exhibit 10.4

EXECUTIVE OFFICER REIMBURSEMENT AGREEMENT

This Executive Officer Reimbursement Agreement (this “Agreement”) is dated as of November 16, 2009, by and between Telkonet, Inc., a Utah corporation (the “Company”) and ___________ (the “Executive Officer”).

RECITALS

A.           Prior to the date of this Agreement, the Company received short term loans from the Executive Officer and the aggregate amount currently outstanding under such short term loans is $____________ (the “Outstanding Amount”).

B.           Concurrently with the execution of this Agreement, the Company, the Executive Officer and certain other parties are entering into a Securities Purchase Agreement (the “Purchase Agreement”) providing for the sale of shares (the “Preferred Shares”) of the Company’s Series A Preferred Stock, par value $0.001 per share, and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

C.           The Company and the Executive Officer desire to enter into this Agreement to set forth their agreement and understanding with respect to how a portion of the Outstanding Amount will be reimbursed by the Company through the sale and issuance of Shares and Warrants pursuant to the Purchase Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Executive Officer hereby agree as follows:

1.           Reimbursement of a Portion of the Outstanding Amount. The Executive Officer shall accept, in full and complete satisfaction of $________ of the Outstanding Amount, _______ Preferred Shares which are convertible into _______ shares of Common Stock and Warrants to purchase _______ shares of Common Stock pursuant to the Purchase Agreement.  This Agreement hereby satisfies the Executive Officer’s obligation to deliver his Subscription Amount (as defined in the Purchase Agreement) pursuant to Sections 2.1(c) and 2.2(b)(ii) of the Purchase Agreement.

2.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The parties hereto shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto.

3.           Applicable Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflicts of law thereof.

4.           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.           No Third Party Beneficiary. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.           Miscellaneous.

(a)           This Agreement constitutes the entire agreement between the Company and the Executive Officer with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)           This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto.  Facsimile signatures on this Agreement, or any counterpart of this Agreement, shall have the same force and effect as original signatures.

(c)           Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Executive Officer Reimbursement Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TELKONET, INC.

By: /s/ Jason Tienor
Name: Jason Tienor
Title: Chief Executive Officer

EXECUTIVE OFFICER

________________________________
Name:

SIGNATURE PAGE TO EXECUTIVE OFFICER REIMBURSEMENT AGREEMENT